Exhibit 10.4

Tenancy Agreement

租賃合約

An Agreement made the 11 day of September 2026 BETWEEN Wang Chiu Construction Consultant Limited (Company Business Registration No.: 76032613-000), of Room 11, 17/F., Tuen Mun Central Square, 22 Hoi Wing Road, Tuen Mun, Hong Kong in the S.A.R. of Hong Kong (hereinafter called “the Landlord” which expression shall where the context so admits include the person for the time being entitled to the reversion immediately expectant on the expiration of the term hereby created) of the one part and  and Uptrend Construction & Engineering Limited (Company Business Registration No.: 64571106-000), of Room 22, 23/F., Tuen Mun Central Square, 22 Hoi Wing Road, Tuen Mun, Hong Kong in the S.A.R. of Hong Kong (hereinafter called “the Tenant” which expression shall where the context so admits include his successors in title) of the other part WHEREBY IT IS AGREED as follows:

Now it is hereby agreed as follows

1.	The Landlord shall let and the Tenant shall take all that Room 22, 23/F., Tuen Mun Central Square, 22 Hoi Wing Road, Tuen Mun, Hong Kong (hereinafter referred to as “the said Premises”) under the terms and conditions herein contained.

2.	The term of the tenancy shall be 2 YEAR(S) 0 MONTH(S) commencing from 1 October 2026 (the effective Date) and shall (subject to earlier termination pursuant to Clauses 19 or 20 hereof) terminate automatically without notice upon the last day of the term of the tenancy.

3.	The said Premises shall be used for ~~*non-residential/~~commercial~~/industrial/~~office purpose.

4.	The rent for the said Premises shall be HK$15,000 (Hong Kong Dollars Fifteen thousand only) per month, *inclusive of government rent, rates and management fees~~/ exclusive of all other outgoings~~. All rents shall be paid in advance without any deduction or set off.

5.	The Landlord shall pay the Property tax payable in respect of the said Premises.

~~6.~~ 	~~The Tenant shall pay to the Landlord the Security Deposit HK$ (Hong Kong Dollars ) for the due observance and performance of the terms and conditions therein contained and on his part to be observed and performed which said Security Deposit shall be held by the Landlord throughout the Term of this Agreement. Provided that there is no Antecedent breach of any of the terms and conditions herein contained, the Landlord shall refund the Security Deposit to the Tenant without interest within 14 days from the date of delivery of vacant possession of the Premises to the Landlord or settlement of any outstanding payment owed by the Tenant to the Landlord, whichever is later. If the Tenant shall commit a breach of any of the terms and conditions herein contained, this Agreement shall immediately be terminated and the Security Deposit paid under this clause shall be absolutely forfeited to the Landlord as and for liquidated damages (but not as penalty) and the rights and remedies given to the Landlord by this clause shall not prejudice any other right of action or any remedy of the Landlord in respect of such breach by the Tenant.~~

~~7.~~ 	~~On an assignment by the Landlord of its reversionary interest: (a) the Landlord may transfer the Deposit to the New Owner (“the New Owner”) subject to the Landlord procuring, prior to the transfer, a covenant from the New Owner in favour of the Tenant that the New Owner shall hold the Deposit upon the terms of Clause 6; and (b) upon compliance by the Landlord with the provisions of Clause 7(a) the Tenant shall release the Landlord from all further obligations in respect of the Deposit.~~

8.	The Tenant shall pay the Rent in advance on the 5th day of each and every calendar month during the Term of Tenancy. If the Tenant shall fail to pay the Rent after 7 days from the due date, the Landlord shall have right to institute appropriate action to recover the rent and all costs, expenses and other outgoings so incurred by the Landlord in relation to such action shall be a debt owed by the Tenant to the Landlord and shall be recoverable in full by the Landlord.

9.	The Tenant shall not make any alteration and/or additions to the said Premises without the prior written consent of the Landlord, which consent shall not be unreasonably withheld.

10.	The Tenant shall not assign, transfer, sublet or part with the possession of the said Premises or any part thereof to any other person. This tenancy shall be personal to the party named herein.

11.	The Tenant shall comply with all ordinances, regulations and rules of Hong Kong and shall observe and perform the covenants, terms and conditions of the Deed of Mutual Covenant and Sub-Deed of Mutual Covenant (if any) relating to the Premises. The Tenant shall not contravene any negative or restrictive covenants contained in the Government Lease(s) under which the said Premises are held from the Government.

12.	The Tenant shall not use the said Premises or any part thereof for the purpose of gambling or for any illegal immoral or improper purpose or so as to cause nuisance or inconvenience to the occupiers of adjacent premises or the neighbourhood.

13.	The Tenant shall during the Term of Tenancy pay and discharge all charges in respect of water, electricity, gas and telephone and other similar charges payable in respect of the said Premises.

14.	The Tenant shall during the Term of Tenancy keep the interior of the said Premises in good and tenantable repair and condition (fair wear and tear and damage caused by inherent defects excepted) and shall deliver up vacant possession of the said Premises in the same repair and condition on the expiration or sooner termination of this tenancy.

15.	Provided the Tenant shall have paid the Rent and other outgoings on the days and in the manner herein provided and observe and perform the terms and conditions herein contained and on the Tenant’s part to be observed and performed, the Tenant shall peacefully hold and enjoy the said Premises during the Term of Tenancy without any interruption by the Landlord.

16.	(a) Subject to Clause (b) here below, the Landlord shall keep and maintain the structural parts of the said Premises and the main drains, pipes and cables in proper state of repair Provided that the Landlord’s liability shall not be incurred unless and until written notice of any defect or want of repair has been given by the Tenant to the Landlord and the Landlord shall have failed to take reasonable steps to repair and remedy the same after the lapse of a reasonable time from the date of service of such notice.

(b) Notwithstanding anything contained hereabove, the Tenant shall be responsible for all costs in cleansing or clearing any of the drains, pipes or sewage inside the Kitchen and/or Toilet of the said Premises.

~~17.~~ 	~~The Stamp Duty and the registration fee (if any) payable on this Agreement shall be borne by the Landlord and the Tenant in equal shares.~~

~~18.~~ 	~~The Tenant shall be entitled to a rent free period from the  to  (both days inclusive) provided that the Tenant shall be responsible for the charges of water, electricity, gas, telephone and other outgoings payable in respect of the said Premises during such rent free period.~~

~~19.~~ 	~~Notwithstanding anything contained hereof AND provided that the Landlord has not exercise the option pursuant to Clause 20 of this Agreement, it is agreed that at any time after the expiry of 12 months from the Effective Date the Tenant may exercise the option to terminate the lease by serving ____ months’ written notice to that effect on the Landlord or paying ____ months’ rent in lieu of the notice to the Landlord. The length of the tenancy shall not be less than ___ months inclusive of ____ months’ written notice.~~

~~20.~~ 	~~Notwithstanding anything contained hereof AND provided that the Tenant has not exercise the option pursuant to Clause 19 of this Agreement, it is agreed that at any time after the expiry of 12 months from the Effective Date the Landlord may exercise the option to terminate the lease by serving ____ months’ written notice to that effect on the Tenant or paying ___ months’ rent in lieu of the notice to the Tenant. The length of the tenancy shall not be less than ___ months inclusive of ____ months’ written notice.~~

21.	Special terms: ____________________________________________________________________________________

22.	This agreement supersedes all prior negotiation, representation, understanding and agreements of the parties hereto.

Wang Chiu Construction Consultant Limited Company Business Registration No.: 76032613-000	Uptrend Construction & Engineering Limited Company Business Registration No.: 76032613-000

Confirmed and Accepted all the terms and conditions contained herein by the Landlord	Confirmed and Accepted all the terms and conditions contained herein by the Tenant

Tenancy Agreement

租               約

The said Premises ： Room 22, 23/F., Tuen Mun Central Square, 22 Hoi Wing Road, Tuen Mun, Hong Kong

The Landlord ： Wang Chiu Construction Consultant Limited (Company Business Registration No.: 76032613-000

The Tenant ：	Uptrend Construction & Engineering Limited (Company Business Registration No.: 64571106-000), of Room 22, 23/F., Tuen Mun Central Square, 22 Hoi Wing Road, Tuen Mun, Hong Kong

0Term of Tenancy ： From  1 October 2026 to 30 September 2028 (both days inclusive)

Rent   ： HK$15,000 per month (inclusive of government rent, rates and management fee)

Security Deposit ： NIL

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